SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2017

Drone Guarder, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55766	39-2079422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

86-90 Paul Street London, England	EC2A 4NE
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 415-835-9463

______________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [X]

Item 1.01 Entry into a Material Definitive Agreement.

On October 17, 2017, Drone Guarder, Inc., a Nevada corporation (the “Company”), closed the transactions described below with Chicago Venture Partners, L.P. (“Chicago Venture”).

On October 17, 2017, the Company executed the following agreements with Chicago Venture: (i) Securities Purchase Agreement; (ii) Convertible Promissory Note; (iii) Membership Interest Pledge Agreement; and Warrant to Purchase Shares of Common Stock (collectively the “Chicago Venture Agreements”). The Chicago Venture Agreements are attached hereto, collectively, as Exhibit 10.1, and incorporated herein by this reference. The Company entered into the Chicago Venture Agreements with the intent to acquire working capital to grow the Company’s business.

The total face amount under the Chicago Venture Agreements is $445,000. The Convertible Promissory Note carries an original issue discount of $40,000 and a transaction expense amount of $5,000, for total debt of $445,000 (the “Debt”). On October 18, 2017, the Company received the initial funding of $200,000. The Company agreed to reserve 18,000,000 of its shares of common stock for issuance upon conversion of the Debt, if that occurs in the future. If not converted sooner, the Debt is due in nine months of issuance. The Debt carries an interest rate of ten percent (10%). The Debt is convertible, at Chicago Venture’s option, into the Company’s common stock at $0.25 per share subject to adjustment as provided for in the Convertible Promissory Note attached hereto and incorporated herein by this reference.

Chicago Venture has agreed to pledge a 60% membership interest in Typenex Medical, LLC, an Illinois limited liability company, to secure the performance of its payment obligations under the Convertible Promissory Note.

The Company issued to Chicago Venture a five-year warrant (the “Warrant”) to purchase shares of the Company’s common stock equal to $222,500 divided by the Market Price (as defined in the Warrant).

The foregoing descriptions of the Chicago Venture Agreements are qualified in their entirety by reference to the full text of the agreements, copies of which are collectively attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosures made in Item 1.01, which are incorporated herein by reference. All securities issued in the Chicago Venture transaction were issued in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The Chicago Venture transaction did not involve a public offering, the sale of the securities was made without general solicitation or advertising, there was no underwriter, and no underwriting commissions were paid.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement, Convertible Promissory Note, and Membership Interest Pledge Agreement and Warrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Drone Guarder, Inc.

/s/ Adam Taylor

Adam Taylor

Chief Executive Officer

Date: October 30, 2017

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